Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 31st day of December, 2013, by and between R. William Petty, M.D. (“Executive”), and Exactech, Inc., a Florida corporation (the “Company”).
Recitals
WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of January 1, 2012, (the “Employment Agreement”); and
WHEREAS, the Company and the Executive desire to amend the Employment Agreement to revise the term of the Employment Agreement to expressly provide for the continuation of such term pending negotiation of a new employment agreement.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Section 2.1 of the Employment Agreement is hereby amended by deleting the first sentence of Section 2.1 in its entirety and substituting therefor a new sentence to read as follows:
“The Company shall employ the Executive as Chief Executive Officer and the Executive shall serve the Company in that capacity, on the terms and conditions set forth herein, for the period commencing January 1, 2012 (the “Effective Date”) and expiring on February 28, 2014 (the “Term”), unless extended or sooner terminated as hereinafter set forth. ”
2.    Section 2.4 of the Employment Agreement is hereby amended by deleting the first sentence of Section 2.4 in its entirety and substituting therefor a new sentence to read as follows:
“Beginning on March 1, 2014 (or anytime during the Term shet forth in Section 2.1 at the Executive’s sole discretion), the Company shall employ the Executive in another mutually agreeable executive-level position until December 31, 2017 (the “Subsequent Term”).”
3.    Except as specifically amended hereby, the Employment Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.
4.    This Amendment shall be deemed a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
5.    This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first written above.

ADDRESS: c/o Exactech, Inc. 2320 N.W. 66th Court Gainesville, Florida 32653	THE COMPANY: EXACTECH By: /s/ William B. Locander Name: William B. Locander, Ph.D. Title: Compensation Committee Chairman

ADDRESS: c/o Exactech, Inc. 2320 N.W. 66th Court Gainesville, Florida 32653	THE EXECUTIVE: /s/ R. William Petty Name:R. William Petty, M.D.